                                                                     EXHIBIT 1.1

                                                                  CONFORMED COPY
                                                                  --------------

                           TRANS WORLD AIRLINES, INC.

                     $50,000,000 Representing 50,000 Units
                                 Consisting of
                       12% Senior Secured Notes Due 2002
                      and Redeemable Warrants to Purchase
                         126.26 Shares of Common Stock

                               PURCHASE AGREEMENT
                               ------------------

                                                                  March 27, 1997

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

          Trans World Airlines, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchaser") an aggregate of 50,000 Units (the "Units"), each consisting of one 12% Senior Secured Note Due 2002 with a principal amount at maturity of $1,000 (collectively, the "Notes") and one redeemable warrant (collectively, the "Warrants") to purchase 126.26 shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). The Notes will be issued pursuant to an indenture dated as of the Closing Date (as defined below) (the "Indenture"), between the Company and First Security Bank, National Association or such other trustee selected by the Company which shall be reasonably satisfactory to PaineWebber Incorporated (in such capacity, the "Trustee"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") dated as of the Closing Date, between the Company and American Stock Transfer & Trust Company, as warrant agent (in such capacity, the "Warrant Agent"). The foregoing Units, Notes and Warrants are referred to herein collectively as the "Firm Securities". The Company also proposes to grant to the Initial Purchaser an option to purchase up to 7,500 additional Units, to cover over-allotments, if any (the "Option Securities" and together with the Firm Securities, the "Securities").

          The Notes will be secured by a security interest in (a) the entire beneficial interest (the "Beneficial Interest") in a trust (the "Slot Trust") organized for the purpose of acquiring and holding certain take-off and landing slots as more fully described in the Offering Memorandum referred to below (the "Acquired Slots"), (b) the certificate issued by the Slot Trust representing the Beneficial Interest (the "Beneficial Interest Certificate"), (c) currently owned and hereafter acquired ground equipment of the Company used at certain domestic airports as more fully described in the Offering Memorandum (the "Ground Equipment") and (d) all of the issued and outstanding capital stock (the "Pledged Stock") of the wholly-owned subsidiaries of the Company (the "Pledged Subsidiaries") which hold (i) the leasehold and sub-leasehold interests in

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a hangar at Los Angeles International Airport used by the Company and (ii) the leasehold interests in the airport terminal gate and related support space used by the Company at the airport terminals listed on Schedule 1 hereto (the leasehold and sub-leasehold interests referred to in clauses (i) and (ii), collectively, the "Subsidiary Facilities Leases") as more fully described in the Offering Memorandum, each pursuant to the Pledge and Security Agreement to be dated as of the Closing Date between the Company and the collateral agent under such agreement (the "Collateral Agent") (the "Pledge Agreement"). The Beneficial Interest, the Beneficial Interest Certificate, the Ground Equipment and the Pledged Stock are referred to herein collectively as the "Direct Collateral" and the Acquired Slots and the Subsidiary Facilities Leases are referred to herein collectively as the "Indirect Collateral" and together with the Direct Collateral as the "Collateral."

          Each Pledged Subsidiary and the Company will execute and deliver to the Collateral Agent a letter agreement (collectively, the "Inducement Agreements") pursuant to which, inter alia, (i) such Pledged Subsidiary will agree to abide by the terms set forth in the Indenture and the Pledge Agreement which by their terms are applicable to it as if it were a party to the Indenture and the Pledge Agreement and (ii) such Pledged Subsidiary and the Company will agree that (x) the relevant Facilities Sublease described in the Offering Memorandum (collectively, the "Facilities Subleases") may be terminated by such Pledged Subsidiary at any time while an Event of Default under the Indenture shall be continuing, and (y) in addition to their obligations under such Facilities Sublease, they will abide by the terms thereof as if references therein to the "Seven Year Notes" (or the "Notes"), the "Seven Year Indenture" (or the "Note Indenture"), the Pledge Agreement or any "Trustee" were references to the Securities, the Indenture, the "Pledge Agreement" and the Trustee under the Indenture, respectively.

          The Securities will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), and the Initial Purchaser proposes to resell the Securities to qualified institutional buyers (within the meaning of Rule 144A ("Rule 144A") under the Securities Act) ("Qualified Institutional Buyers") in reliance upon Rule 144A and to institutional "accredited investors" (within the meaning of Rule 501 under the Securities Act) ("Institutional Accredited Investors"), and to certain persons outside the United States in reliance on Regulation S under the Securities Act ("Regulation S"). The Initial Purchaser will offer the Securities to the persons, and in the manner, contemplated by Section 8, initially at a price equal to $1,000 per Unit plus accrued interest, if any, from the date of original issuance. Such price may be changed at any time without notice. Upon original issuance of the Securities and until such time as the Company deems that it is no longer required under the Securities Act, the certificates representing the Securities and the shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Common Shares") (and all securities issued in exchange of any therefor or in substitution of any thereof) shall bear the legend set forth on Exhibit A.

          Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the Registration Rights Agreement to be dated as of the Closing Date (the "Registration Rights Agreement"), between the Company and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and

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Exchange Commission (the "Commission") (i) a registration statement under the
Securities Act registering an issue of a series of senior secured notes (the "Exchange Notes") identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"). Holders (including subsequent transferees) of the Warrants and the Underlying Common Shares will have the registration rights set forth in the Warrant Agreement.

          This Agreement, the Indenture, the Warrant Agreement, the Pledge Agreement, the Inducement Agreements, the Registration Rights Agreements, the Master Sub-License Agreement between the Company and the trustee under the Acquired Slot Trust Agreement (as defined below) (the "Slot Trustee"), to be dated as of the Closing Date (the "Master Sub-License Agreement"), the Deed of Conveyance to be dated as of the Closing Date, from the Company to the Slot Trustee (the "Deed of Conveyance") and the Acquired Slot Trust Agreement between the Company and the Slot Trustee, to be dated as of the Closing Date (the "Slot Trust Agreement") are referred to herein collectively as the "Operative Documents".

          The Company confirms as follows its agreements with the Initial Purchaser.

          1.  Agreement to Sell and Purchase.
              -------------------------------

          Upon the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions hereof:

          (a) The Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Firm Securities at a purchase price of $960 per Unit.

          (b) The Company hereby grants an option (the "Option") to the Initial Purchaser to purchase the Option Securities at the same purchase price per Unit as the Initial Purchaser shall pay for the Firm Securities, plus accrued interest, if any, from the date of original issuance. The Option may be exercised only to cover over-allotments in the sale of Firm Securities and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Offering Memorandum (as hereinafter defined) upon written or telegraphic notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which the Initial Purchaser is exercising the Option and the settlement date and time therefor (such date and time if occurring after the Closing Date (as hereinafter defined) is herein referred to as the "Option Closing Date"). Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 2 hereof.

          2.  Delivery and Payment.
              ---------------------

          Delivery of the Firm Securities and the Option Securities (if the Option shall have been exercised on or before the third business day prior to the Closing Date) shall be made to the Initial Purchaser, against payment of the purchase price in same day funds in a manner satisfactory to the parties, at the office of Hughes Hubbard & Reed, One Battery Park Plaza,

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New York, New York 10004 (the "Closing Location"), at 10:00 a.m., New York City
time, on March 31, 1997, or at such time on such other date not later than seven full business days thereafter as may be agreed upon in writing by the Company and the Initial Purchaser (such date and time is herein referred to as the "Closing Date").

          At least twenty-four hours prior to the Closing Date, the Company shall deliver to The Depository Trust Company ("DTC") a global certificate or certificates registered in the name of Cede & Co., the nominee of DTC, and representing all Securities the beneficial interests in which are to be sold to Qualified Institutional Buyers. The interests of such beneficial owners will be represented by book entries on the records of DTC and participating members thereof. Any Securities sold to Institutional Accredited Investors that are not Qualified Institutional Buyers or outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act shall be issued in definitive fully registered form, and in such denominations and registered in such names as the Initial Purchaser may request upon at least forty-eight hours' prior written notice to the Company, and shall bear the legend relating thereto set forth on Exhibit A. For the purpose of expediting the checking and packaging of certificates for the Securities, the Company agrees to make such certificates available for inspection at least twenty-four hours prior to the Closing Date at the offices of NSCC, 55 Water Street, New York, New York 10041.

          The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities, will be delivered at such time and date at the Closing Location. A meeting will be held at the Closing Location at 2:00 p.m. New York City time on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

          If the Option is exercised after the third business day prior to the Closing Date, delivery of the Option Securities shall be made to the Initial Purchaser, against payment of the purchase price therefor, at the Closing Location and on the Option Closing Date. The manner of payment of the purchase price for, and the terms and conditions governing the delivery, denominations and registrations of and legends on certificates (as well as the checking and packaging thereof) evidencing, the Option Securities and the prior review of documents shall be the same as provided in this Section 2 with respect to Securities purchased on the Closing Date, except that with respect to the Option Securities references to the Closing Date shall be deemed to have reference to the Option Closing Date. The obligation of the Initial Purchaser to purchase the Option Securities on the Option Closing Date shall be conditioned upon receipt of supplemental documents as provided in Section 5(p) hereof.

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Initial Purchaser shall be borne by the Company. The Company will pay and save the Initial Purchaser and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or

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determined to be payable in connection with the original issuance or sale to the Initial Purchaser of the Securities.

          3.  Representations and Warranties of the Company.
              ----------------------------------------------

          The Company represents, warrants and covenants to the Initial Purchaser that:

          (a) A preliminary offering memorandum dated March 20, 1997, a revised preliminary offering memorandum dated March 25, 1997, and an offering memorandum dated March 27, 1997 have been prepared by the Company in connection with the offering of the Securities (the preliminary offering memorandum and such revised preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memoranda" and the offering memorandum being hereinafter referred to as the "Offering Memorandum"). The Preliminary Offering Memoranda and the Offering Memorandum and any amendments or supplements thereto did not, as of their respective dates, and the Offering Memorandum and any amendments or supplements thereto, including the financial statements included therein (prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as otherwise specified therein), will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 3(a) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser specifically for inclusion in the Preliminary Offering Memoranda or the Offering Memorandum or any amendment or supplement thereto. The Company acknowledges for all purposes of this Agreement that the third, fourth, and tenth paragraphs and the second sentence of the eighth paragraph, in each case under the heading "Plan of Distribution" in the Offering Memorandum, constitute the only information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser specifically for inclusion in such documents. The Company has not distributed or caused the distribution of any offering material in connection with the offering or sale of the Securities other than the Preliminary Offering Memoranda or the Offering Memorandum.

          (b) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A) as any securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

          (c) None of the Company or any of its affiliates, or any person acting on its or their behalf, has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities, and the Company and its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside

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the United States; there is no "substantial U.S. market interest" as defined in
Regulation S for the Securities or any security of the same class as the Securities.

          (d) Neither the Company nor any of its affiliates or any person acting on its behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and neither the Company nor any affiliate (as defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

          (e) Assuming that the Initial Purchaser's representations and warranties in Section 8 are true and assuming compliance by the Initial Purchaser with its covenants in Section 8, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Indenture Act").

          (f) Each of the Company and its Pledged Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease and operate all the assets owned or leased by it (including, without limitation and as appropriate in the case of each, the Collateral) and to conduct its business as described in the Preliminary Offering Memoranda and the Offering Memorandum; is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it (including, without limitation and as appropriate in the case of each, the Collateral) makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have either (i) a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries (which term as used in this Agreement includes, without limitation, the Pledged Subsidiaries) taken as a whole or on the enforceability by the holders of the Notes of the aforesaid security interest in the Direct Collateral or on the transfer to the Slot Trusts and license-back to the Company of the Acquired Slots (a " Company Material Adverse Effect") or (ii) a material adverse effect on the business, properties or financial condition of the Pledged Subsidiaries taken as a whole (a "Subsidiary Material Adverse Effect" and together with a Company Adverse Effect, a "Material Adverse Effect"); and to the best knowledge of the Company, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority, license or qualification. The Pledged Subsidiaries, the number and type of outstanding shares of capital stock of each Pledged Subsidiary, and the cities covered by the Subsidiary Facilities Leases are listed on Schedule 1 hereto. The Company has no subsidiaries which are "significant subsidiaries" within the meaning of Regulation S-X under the Securities Act.

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          (g) The Company has an authorized capitalization as set forth in the
Offering Memorandum and the authorized capital stock of the Company conforms to the statements relating thereto contained in the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except for the capital stock of the Company's subsidiaries and as disclosed in the Preliminary Offering Memoranda and the Offering Memorandum, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity which would constitute a "significant subsidiary" within the meaning of Regulation S-X or would otherwise be material to the purchase of the Securities by the Initial Purchaser.
Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and all amendments thereto have been delivered to the Initial Purchaser, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

          (h) All of the outstanding shares of capital stock of each Pledged Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by the Company, except as listed on Schedule 1 hereto and as contemplated by the Pledge Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity interest or encumbrance of any kind.

          (i) Except as disclosed in the Offering Memorandum, neither the Company nor any of the Pledged Subsidiaries has outstanding any options to purchase, warrants, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts, arrangements or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. Neither the execution and delivery of the Purchase Agreement nor the purchase of the Securities by the Initial Purchaser will render the Initial Purchaser an "Acquiring Person" or otherwise entitle the holders of rights (the "Rights") of the Company entitling the holder to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") to exercise such Rights. The description of the Company's stock option and other stock plans or arrangements, including the Company's Employee Stock Incentive Program (the "ESIP") and the Key Employee Stock Incentive Program (the "KESIP"), and the options or other rights granted and exercised thereunder, and of the Rights, set forth in the Offering Memorandum accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. The shares of Common Stock reserved for issuance pursuant to the ESIP and the KESIP and upon conversion of convertible securities, or exercise of warrants or options to purchase Common Stock are sufficient in number to meet all issuance, conversion and exercise requirements and have been validly authorized and reserved for issuance upon conversion or exercise of such securities and, upon issuance in accordance with the terms of such securities or plans, will be duly and validly issued and fully paid and non-assessable and free of preemptive rights.

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

          (j) The financial statements and schedules included in the Preliminary Offering Memoranda and the Offering Memorandum present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise set forth in the financial statements (or notes thereto) contained in the Preliminary Offering Memoranda and the Offering Memorandum. The selected and summary financial and statistical and operating data included in the Preliminary Offering Memoranda and the Offering Memorandum present fairly the information shown therein and, to the extent applicable, have been compiled on a basis consistent with the audited financial statements presented therein. KPMG Peat Marwick LLP (the "Accountants"), who have reported on the financial statements and schedules included in the Preliminary Offering Memoranda and the Offering Memorandum, are independent accountants with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder (the "Exchange Act Rules and Regulations").

          (k) Subsequent to the respective dates as of which information is given in the Preliminary Offering Memoranda and the Offering Memorandum and prior to the Closing Date, except as set forth in or contemplated by the Preliminary Offering Memoranda and the Offering Memorandum, (i) there has not been and will not have been any change in the capital stock (other than changes attributable to (w) shares of Common Stock issuable upon conversion of the 8% Cumulative Convertible Exchangeable Preferred Stock (the "8% Preferred Stock"),
(x) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof, (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, the conversion of shares of IFFA Preferred Stock, par value $.01 per share (the "IFFA Preferred Stock"), ALPA Preferred Stock, par value $.01 per share (the "ALPA Preferred Stock") and IAM Preferred Stock, par value $.01 per share (collectively with the IFFA Preferred Stock and the ALPA Preferred Stock, the "Employee Preferred Stock"), the exchange of Common Stock for 12% Senior Secured Reset Notes due 1998 (the "12% Senior Secured Reset Notes") and (z) shares of Common Stock or Employee Preferred Stock issuable under the Company's "prepackaged" Chapter 11 bankruptcy case (the "`95 Reorganization")) or long term debt of the Company, or any change or development in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the subsidiaries which has caused, or is reasonably expected to cause, a Material Adverse Effect, arising for any reason whatsoever, (ii) neither the Company nor any of the subsidiaries has incurred nor will it have incurred any material liabilities or obligations, direct or contingent, nor has it entered into nor will it have entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock or made any redemption or repurchases of any shares thereof except for the payment of dividends on the 8% Preferred Stock.

          (l) No consent, approval, authorization or order of, or any filing or declaration with or notice to, any court or governmental agency or body, including, without limitation, the United States Department of Transportation or the Federal Aviation Administration, is required in connection with (i) the valid authorization, issuance, transfer, sale or delivery of the Securities by the Company, (ii) the execution, delivery and performance by the Company or any of the Pledged Subsidiaries of the Operative Documents to which it is a party,
(iii) the taking by the Company or any of the Pledged Subsidiaries of any action contemplated by the Operative Documents to which it is a party or by the Company under the Securities (including without limitation the Exchange Offer and the exercise of the Warrants into the Underlying Common Shares) or (iv) the creation of the aforesaid security interest in the Direct Collateral, except (x) as may be required with respect to the registration rights under the Warrant Agreement and the Registration Rights Agreement under the Securities Act, the rules and regulations promulgated under the Securities Act (the "Securities Act Rules and Regulations"), the Indenture Act, the rules and regulations under the Indenture Act (the "Indenture Act Rules and Regulations"), the securities or blue sky laws of the various states and (y) as described in subsections (r) and (s) of this
Section 3 with respect to certain Direct Collateral and the Acquired Slots.

          (m) Except as disclosed in the Offering Memorandum, each of the Company and its subsidiaries has, and at the Closing Date will have, (i) complied with all laws, regulations and orders, federal, state or foreign, applicable to it or its business and (ii) performed all of its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, and no event has or will have occurred that with the giving of notice or the passage of time or both, would constitute a default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract, joint venture agreement, or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party (including without limitation the Subsidiary Facilities Leases marked with an asterisk on Schedule 1 hereto (collectively, the "Material Subsidiary Facilities Leases")) or by which it or its property (including without limitation the Collateral) is bound or affected, other than in the case of either clause (i) or
(ii), such failures to comply or perform or defaults that, singly and in the aggregate, do not have a Material Adverse Effect. There is no material contract or other agreement of a character required to be described in the Offering Memorandum which is not described. All material contracts or other agreements (including without limitation the Material Subsidiary Facilities Leases) to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or in law). Except as disclosed in the Offering Memorandum, to the best knowledge of the Company and each of the subsidiaries, no other party under any contract or other agreement (including without limitation any of the Material Subsidiary Facilities Leases) to which it is a party is in default in any respect thereunder other than defaults that, singly and in the aggregate, do not have a Material Adverse Effect. Each of the Company and the Pledged Subsidiaries is not, and at the

Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws.

          (n) Except as does not or could not reasonably be expected to have a Material Adverse Effect, each of the Company and the subsidiaries now holds, and at the Closing Date will hold, all certificates, licenses, consents, orders, permits and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies that are necessary to the conduct of its business as now conducted and as contemplated in the Offering Memorandum to be conducted and to operate its properties (including without limitation the Collateral) and (except as are described in Section 3(l)) are necessary to the execution, delivery and performance of this Agreement and the other Operative Documents, all of which are valid and in full force and effect, and there is no proceeding pending (or, to the best knowledge of the Company, threatened or contemplated) which could reasonably be expected to cause any such certificate, license, consent, order, permit or other authorization to be withdrawn, canceled, modified, suspended or not renewed.

          (o) The Securities and the Common Stock conform in all material respects to the description of each in the Offering Memorandum.

          (p) The Operative Documents have been duly authorized by the Company; each Pledged Subsidiary has duly authorized the Inducement Agreement to which it is contemplated hereunder to be a party; this Agreement has been duly executed and delivered by the Company and, on the Closing Date, each of the other Operative Documents will have been duly executed and delivered by the Company and each Inducement Agreement will have been duly executed and delivered by the Pledged Subsidiary contemplated hereunder to be a party thereto. On the Closing Date, (i) each of the Operative Documents will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, (ii) each Inducement Agreement will constitute a valid and binding obligation of the Pledged Subsidiary that is a party thereto, enforceable against such Pledged Subsidiary in accordance with the terms thereof, and (iii) each Facilities Sublease will constitute a valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with the terms thereof, subject in each case to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law), and each will conform to the description thereof contained in the Offering Memorandum.

          (q) The Notes and the Exchange Notes have been duly and validly authorized by the Company and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement or the Exchange Offer, as applicable, and the Indenture, will have been duly and validly executed, authenticated, issued and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or in law), and will be entitled to the benefits provided by the Indenture and the Pledge Agreement. Upon consummation of the

Exchange Offer, the Indenture will comply with all applicable provisions of the Indenture Act, and the Indenture Act Rules and Regulations. On the Closing Date, the Beneficial Interest Certificate will be validly issued and outstanding, and will be entitled to the benefits of the Acquired Slot Trust Agreement.

          (r) On the Closing Date, the Pledge Agreement will create a valid lien on and perfected security interest in the Direct Collateral securing the payment of the Notes in accordance with the terms thereof and, except as permitted by the Pledge Agreement, at the Closing Date, the Collateral will be free and clear of all liens, encumbrances, charges, claims and security interests. On the Closing Date, no filings, recordings or other action will be required in order to perfect the liens created by the Pledge Agreement except for the filings or recordings which on or before the Closing Date will have been made (or, to the extent acceptable to the Initial Purchaser in its sole discretion, which will be made promptly after the Closing Date) with respect to the Beneficial Interest, the Beneficial Interest Certificate and the Ground Equipment with appropriate state and local Uniform Commercial Code filing offices.

          (s) Following the consummation of the transactions contemplated by the Slot Trust Agreement, the Deed of Conveyance and the Master Sub-License Agreement, (A) the Slot Trustee shall be the sole owner of, and the sole holder of record at the Federal Aviation Administration of, the Acquired Slots subject to transfers permitted under the Slot Trust Agreement, the Deed of Conveyance and the Master Sub-License Agreement and the same shall be free and clear of all liens or rights of others, subject to third-party licenses permitted under the Master Sub-License Agreement and the rights of the Federal Aviation Administration under the Federal Aviation Act of 1958, as amended (the "Aviation Act"), and each Acquired Slot shall have been duly recorded in the name of the Slot Trust (as holder of primary operating authority therefor) under Section
93.221 of the Aviation Act, and (B) the Company shall have the exclusive right to use such Acquired Slots (subject to transfers permitted under the Slot Trust Agreement, the Deed of Conveyance and the Master Sub-License Agreement) and such right shall have been duly recorded in the name of the Company under Section
93.221 of the Aviation Act.

          (t) The Warrants have been duly and validly authorized by the Company and, when issued, delivered and sold in accordance with this Agreement and the Warrant Agreement, will have been duly and validly executed, issued and delivered, and will constitute valid and legally binding instruments, enforceable against the Company in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). When the Securities are delivered and paid for pursuant to this Agreement, the Warrants will be exercisable into shares of Common Stock (the "Underlying Common Shares") of the Company in accordance with their terms; the Underlying Common Shares initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise and due payment of the exercise price thereof, will be validly issued, fully paid and nonassessable. The stockholders of the Company have no preemptive rights with respect to the Securities or the Underlying Common Shares.

          (u) The Company and each Pledged Subsidiary has full right, power and authority to enter into each of the Operative Documents to which it is party and to consummate the transactions contemplated thereby, including, without limitation, the creation of the valid, perfected security interest in the Direct Collateral. The execution and delivery by the Company and each Pledged Subsidiary of the Operative Documents to which it is party, the consummation of the transactions contemplated thereby and the compliance by the Company and each Pledged Subsidiary with the terms, conditions or provisions thereof and by the Company of the Securities do not and will not result in the creation or imposition of any lien, claim, charge, security interest or encumbrance upon any of the assets of the Company or any of the subsidiaries (except as disclosed in the Offering Memorandum) pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of their respective obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of the subsidiaries, any contract or other agreement to which the Company or any of the subsidiaries is a party or by which the Company or any of the subsidiaries or any of their respective properties (including, without limitation, the Collateral) is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties (including, without limitation, the Collateral) of the Company or any of the subsidiaries. No holder of securities of the Company has rights to the registration of any securities of the Company because of the execution, delivery or performance by the Company of this Agreement or the Registration Rights Agreement.

          (v) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company an "open-end investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

          (w) Except as set forth in the Preliminary Offering Memoranda and the Offering Memorandum, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened or contemplated against or affecting the Company or any of its subsidiaries or any of their respective officers or directors in their capacity as such or any of their respective property or assets (including the Collateral), before or by any local, state, federal or foreign court, commission, regulatory body, administrative agency or other governmental body, (i) wherein an unfavorable ruling, decision or finding, either singly or in the aggregate, is reasonably likely to have a Material Adverse Effect, (ii) which, if adversely determined, would prevent consummation of the transactions contemplated hereby or by the other Operative Documents or
(iii) which is required to be disclosed in the Preliminary Offering Memoranda and the Offering Memorandum. All pending legal or governmental proceedings in the aggregate to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Preliminary Offering Memoranda and the Offering Memorandum, including ordinary routine litigation incidental to the business, are (considered in the aggregate) not material to the Company and its subsidiaries taken as a whole.

          (x) The Company and the Pledged Subsidiaries each has good and marketable title to the properties and assets described in the Preliminary Offering Memoranda and the Offering Memorandum as owned by it (including without limitation the Direct Collateral); substantially all of such properties and assets (other than the Direct Collateral) have been pledged to secure various issues of outstanding indebtedness of the Company. The Company and its subsidiaries each has valid, subsisting and enforceable leases for the properties described in the Preliminary Offering Memoranda and the Offering Memorandum as leased or subleased by it (including without limitation the Material Subsidiary Facilities Leases), with such exceptions as are not material and do not materially interfere with the uses made and proposed to be made of such properties by the Company and the subsidiaries, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises. Except as set forth in the Offering Memorandum, each of the Company and the Pledged Subsidiaries owns or leases all such properties as are necessary to its business as currently conducted or as proposed to be conducted. As of the date hereof, the trustee under that certain Acquired Slot Trust Agreement dated as of July 1, 1989, as amended and restated as of November 3, 1993, and further amended and restated as of August 23, 1995, is the holder of record at the FAA of each Acquired Slot.

          (y) No statement, representation, warranty or covenant made by the Company in this Agreement or any Operative Document or made in any certificate or document required by this Agreement or any Operative Document to be delivered to the Initial Purchaser or any other person by the Company or any officer thereof is or at the Closing Date, and, if later, the Option Closing Date, will be inaccurate, untrue or incorrect in any material respect.

          (z) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which could reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (aa) The Company has complied, and until the completion of the distribution of the Securities will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Securities.

          (bb) Except as set forth in the Offering Memorandum, the Company and each of its subsidiaries (i) are in compliance in all material respects with all Environmental Laws (as defined below) which are applicable to their business,
(ii) have received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, and

(iii) to the best knowledge of the Company and its subsidiaries, there are no past or present actions, conditions, events, circumstances or practices, including, without limitation, the release of any Hazardous Substance (as defined below), that could reasonably be expected to form the basis of any claim under any Environmental Law against the Company or any of its subsidiaries which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The term "Environmental Law" means the common law and any federal, state, local or foreign law, rule or regulation, code, order, decree, judgment or injunction, issued, promulgated, approved or entered thereunder relating to pollution or protection of public or employee health or the environment and any other laws relating to (i) releases of any Hazardous Substance into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Substance, or (iii) underground storage tanks and related piping, and releases therefrom. The term "Hazardous Substance" means any pollutant, contaminant, chemical, hazardous material, or industrial, toxic or hazardous substance or waste (including, without limitation, petroleum or any petroleum product) regulated by or the subject of any Environmental Law.

          (cc) The Company and all corporations, trades or businesses within the same controlled group of corporations as, or under common control with, the Company (within the meaning of Sections 414 (b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "Code")) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") and all Plans (as defined below) are in compliance in all material respects with all applicable provisions of ERISA and the Code; and the Company does not maintain and is not required to make contributions to any Plan that is subject to the minimum funding standard of Section 302 of ERISA or Section 412 of the Code or that is subject to Title IV of ERISA, except for the Plans that are the subject of the Settlement Agreement dated as of January 5, 1993 among the Company, the Icahn Entities (as defined in the Offering Memorandum), the Pension Benefit Guarantee Corporation and others. As used herein, "Plan" means any qualified plan maintained by the Company or by a member of the Company's "controlled group" as defined in Section 414(b), (c), (m) or (o) of the Code.

          (dd) The Company is a "reporting issuer" as defined in Rule 902(l) of Regulation S promulgated under the Securities Act.

          (ee) The Company and its subsidiaries maintain insurance with respect to their properties and businesses of the types and in amounts generally deemed adequate by the Company for their businesses and generally comparable to insurance coverage maintained by U.S. airlines similarly situated, all of which insurance is in full force and effect.

          (ff) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated by the Operative Documents, will violate Section 7 of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulation G, T, U, or X promulgated by the Board of Governors of the Federal Reserve System.

          (gg) A true and complete list of all of the Acquired Slots has been provided to the Initial Purchaser prior to the date of this Agreement. A true and complete (in all material respects) list of the Ground Equipment, has been provided to the Initial Purchaser prior to the date of this Agreement. There has been and will be no material changes in the information set forth in either such list subsequent to the date thereof and prior to the Closing Date.

          (hh) True and correct copies of the certificate of incorporation and by-laws of each of the Pledged Subsidiaries, the Material Subsidiary Facilities Leases and the Facilities Subleases, in each case as in effect on the date of this Agreement, have been provided or made available to counsel for the Initial Purchaser, and, except as expressly contemplated hereby, no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

          (ii) On the Closing Date, each Inducement Agreement and each Sublease Amendment Agreement will constitute a valid and binding obligation of the Pledged Subsidiary contemplated hereunder to be a party thereto, enforceable against such Pledged Subsidiary in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, each Facilities Sublease, as amended by the corresponding Sublease Amendment Agreement, will constitute a valid binding obligation of each party thereto, enforceable against each such party in accordance with the terms thereof, subject to the effect of such laws and principles of equity as are referenced in the preceding sentence.

          (jj) Except as set forth in the Preliminary Offering Memoranda and the Offering Memorandum, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent or threatened which the Company believes would have a Material Adverse Effect.

          4.  Agreements of the Company.
              --------------------------

          The Company agrees with the Initial Purchaser as follows:

          (a) The Company will prepare the Preliminary Offering Memoranda and Offering Memorandum, as amended and supplemented, in a form approved by the Initial Purchaser. The Company will not make any amendment or supplement to the Preliminary Offering Memoranda or the Offering Memorandum unless a copy thereof shall first have been submitted to the Initial Purchaser within a reasonable period of time prior to its use and the Initial Purchaser shall not have objected thereto in good faith.

          (b) The Company will deliver to the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memoranda, the Offering Memorandum (with the independent accountants' report signed by such accountants), and any amendment or supplement thereto as the Initial Purchaser may reasonably request. The Company consents to the use of the Preliminary Offering Memoranda and the Offering Memorandum and any amendment or supplement thereto by the Initial Purchaser in connection with the offering and sale of the Securities. If at any time prior to the completion of the sale by the Initial Purchaser of the Securities any event shall occur which in the judgment of the Company or counsel to the Initial Purchaser should be set forth in the Offering Memorandum as then amended or supplemented in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum to comply with law, the Company will forthwith notify the Initial Purchaser and prepare and furnish without charge to the Initial Purchaser as many copies as the Initial Purchaser may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance.

          (c) Prior to and in connection with any offering or sale of the Securities by the Initial Purchaser, the Company will cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Securities and the Underlying Common Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and as may, in the opinion of counsel to the Initial Purchaser, be required; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (d) The Company will use its reasonable best efforts to file on a timely basis all such reports required to be filed under the Exchange Act, and endeavor in good faith to take such other actions, as are reasonably necessary to enable any beneficial owner of any of the Securities or Underlying Common Shares to sell Transfer Restricted Securities (as hereinafter defined) without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such rule may be amended from time to time, (ii) Rule 144A, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Security or each Underlying Common Share, as applicable, until the date on which such Security or Underlying Common Share, as applicable, has been effectively registered under the Securities Act and disposed of in accordance with the registration statement, the date on which such Security or Underlying Common Share, as applicable, is distributed to the public pursuant to Rule 144 or the date on which such Security or Underlying Common Share, as applicable, may be sold or transferred without any restrictions pursuant to Rule 144(k) (or any similar provisions then in force).

          (e) Neither the Company nor any person acting on its behalf will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (i) for a period of six months following the Closing Date, and (ii) thereafter in a manner that would require the registration under the Securities Act of the sale of the Securities to the Initial Purchaser or to the persons purchasing the Securities from the Initial Purchaser.

          (f) Neither the Company nor any affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will offer, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Initial Purchaser or to the persons purchasing the Securities from the Initial Purchaser.

          (g) The Company will not be or become, at any time prior to the expiration of two years after the Closing Date, an "open-end investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will use its best efforts to cause the Securities to be eligible for inclusion in the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") trading system and/or for clearance and settlement through the DTC.

          (i) During the period of five years commencing on the Closing Date, the Company will furnish to the Initial Purchaser such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Initial Purchaser a copy of each annual or other report it shall be required to file with the Commission.

          (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Initial Purchaser, all costs and expenses (reasonable out-of-pocket costs and expenses in the case of any reimbursement of the Initial Purchaser) incident to the performance of the obligations of the Company under this Agreement and the other Operative Documents, including but not limited to all costs and expenses of or relating to (1) the preparation, word processing, printing, reproduction and distribution of the Preliminary Offering Memoranda, the Offering Memorandum and other Offering Documents, the Operative Documents, the Exchange Offer Registration Statement, the Shelf Registration Statement and any amendments, exhibits and supplements thereto, (2) the preparation and delivery of certificates representing the Securities and the Underlying Common Shares, (3) making the Securities and the Underlying Common Shares eligible for trading through the PORTAL System, (4) any registration or qualification of the Securities and the Underlying Common Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(c), including the fees, disbursements and other charges of counsel to the Initial Purchaser in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (5) counsel to the Company, (6) the transfer agent and registrar for the Securities and the Underlying Common Shares, (7) the rating of the Securities by one or more rating agencies, (8) approval of the Securities by DTC for "book entry" transfer, (9) all the costs and expenses of creating and perfecting security interests in the Direct Collateral in favor of the Collateral Agent pursuant to the Pledge Agreement, and of transferring the Acquired Slots to the Slot Trustee and the license-back of the Acquired Slots to the Company including, without limitation, filing and recording fees and expenses, fees and expenses of counsel for the Company for providing such opinions as the Initial Purchaser may reasonably request, (10) the fees and expenses of the Trustee, the Collateral Agent and the Slot Trustee, including the fees and disbursements of counsel for the Trustee, the Collateral Agent and the Slot Trustee, in connection with the Operative Documents and the Notes, and (11) all other costs and expenses incident to the performance of the Company's obligations hereunder and under the Operative Documents which are not otherwise specifically provided for in this Section 4.

          (k) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Initial Purchaser) reasonably incurred by them in connection herewith.

          (l) During the period beginning from the date hereof and continuing until the ninetieth day after the Closing Date, without the prior written consent of the Initial Purchaser, the Company will not, directly or indirectly, offer, issue, sell, grant any option for the sale of, contract to sell or otherwise dispose of any (i) securities of the Company that are substantially similar to any of the Securities, (ii) shares of Common Stock or (iii) securities convertible into, exercisable for or exchangeable for, or that otherwise represent the right to receive, any of the Securities or any such substantially similar securities or Common Stock other than (A) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof and (B) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date of the initial Preliminary Offering Memoranda, the conversion of shares of Employee Preferred Stock or 8% Preferred Stock outstanding at the date of the initial Preliminary Offering Memoranda, the exchange of Common Stock for 12% Senior Secured Reset Notes, (C) shares of Common Stock or Employee Preferred Stock issuable under the `95 Reorganization (as defined in the Offering Memorandum) (D) shares of Series A Preferred Stock issuable upon conversion of the Rights and (E) Exchange Notes pursuant to the Exchange Offer.

          (m) During the period of three years after the Closing Date, the Company will not resell any of the Securities which constitute "restricted securities" under Rule 144 that have been acquired by it.

          (n) Upon the earlier of the effective date of the registration statement covering the Warrants or one year from the date hereof, the Company shall cause the Underlying Common Shares to be listed on the American Stock Exchange or such other stock exchange or market as the Common Stock is then principally traded.

          (o) On or before the Closing Date, the Company and its subsidiaries, as applicable, shall enter into the Operative Documents other than this Agreement and the Registration Rights Agreement.

          (p) To comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Units by DTC for "book-entry" transfer.

          (q) The Company shall use the proceeds received by it from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (r) On or before the Closing Date, the Company shall have caused the certificates of incorporation of each of the Pledged Subsidiaries to be amended [to change any reference therein to any debt securities or indenture of the Company to references to the Securities and the Indenture respectively] and shall have caused the by-laws of each of the Pledged Subsidiaries to be amended to remove any restriction on the amendment thereof by the board of directors or stockholders of such Pledged Subsidiary.

          5.  Conditions of the Obligations of the Initial Purchaser.
              -------------------------------------------------------

          The obligations of the Initial Purchaser hereunder are subject to the following conditions:

          (a) (i) No order suspending the offer and sale of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (ii) any request for additional information on the part of any such authorities shall have been complied with to the satisfaction of the staff of such authorities and (iii) after the date hereof, no amendment or supplement to the Offering Memorandum shall have been used unless a copy thereof was first submitted to the Initial Purchaser and the Initial Purchaser did not object thereto in good faith.

          (b) Since the date as of which information is given in the Offering Memorandum, (i) there shall not have been any change in the capital stock (other than changes attributable to (w) the shares of Common Stock issuable upon exercise of the Warrants, (x) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof, (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, the conversion of shares of Employee Preferred Stock or 8% Preferred Stock, the exchange of Common Stock for 12% Senior Secured Reset Notes and (z) shares of Common Stock or Employee Preferred Stock issuable under the `95 Reorganization) or any increase in the long-term debt of the Company or any of its subsidiaries or any change in the business or financial condition of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Memorandum and (ii) neither the Company nor any of the subsidiaries of the Company shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Memorandum, which reasonably would be expected to result in a Material Adverse Effect and if in the judgment of the Initial Purchaser any such development makes it impracticable or inadvisable to consummate the resale and delivery of the Securities by the Initial Purchaser in accordance with the terms hereof.

          (c) Since the date as of which information is given in the Offering Memorandum, there shall have been no litigation or other proceeding instituted against the Company or any of the subsidiaries or any of their respective officers or directors in their capacities as such or any of their property or assets (including the Collateral), before or by any local, state, federal, or foreign court, commission, regulatory body, administrative agency or other governmental body, which litigation or proceeding, either singly or in the aggregate, may reasonably be expected to result in an unfavorable ruling, decision or finding that is reasonably likely to have a Material Adverse Effect.

          (d) Each of the representations and warranties of the Company contained herein or in any Operative Document shall be true and correct in all material respects at the Closing Date as if made at the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects; and all covenants and agreements contained herein or in any Operative Document to be performed on the part of the Company and all conditions herein or therein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

          (e) The Initial Purchaser shall have received an opinion, dated the Closing Date, from (i) Smith, Gambrell & Russell, counsel to the Company, and
(ii) from Richard P. Magurno, Esq., Senior Vice President and General Counsel to the Company, in each case in form and substance reasonably satisfactory to the Initial Purchaser.

          (f) The Initial Purchaser shall have received an opinion, dated the Closing Date, from Richard Fahy, Esq., special aviation counsel to the Company, in form and substance reasonably satisfactory to the Initial Purchaser.

          (g) The Initial Purchaser shall have received an opinion, dated the Closing Date, from counsel (which shall be reasonably satisfactory to the Initial Purchaser) for the Slot Trust, in form and substance reasonably satisfactory to the Initial Purchaser.

          (h) The Initial Purchaser shall have received an opinion, dated the Closing Date, from Hughes Hubbard & Reed, counsel to the Initial Purchaser, with respect to the Offering Memorandum, this Agreement and the Securities, which opinion shall be satisfactory in all respects to the Initial Purchaser.

          (i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Initial Purchaser a letter, dated the date of its delivery, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and with respect to the financial and other statistical and numerical information contained in the Offering Memorandum. At the Closing Date, the Accountants shall have furnished to the Initial Purchaser a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

          (j) At the Closing Date, there shall be furnished to the Initial Purchaser a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Initial Purchaser, to the effect that:

               (i) Each signer of such certificate has carefully examined the Offering Memorandum and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading, (B) no event has occurred as a result of which it is necessary to amend or supplement the Offering Memorandum as in effect on the date hereof in order to make the statements therein not untrue or misleading in any material respect, and
     (C) no event or circumstance of the nature described in clauses (i) and
     (ii) of Section 5(b) has occurred or exists.

               (ii) Each of the representations and warranties of the Company contained in this Agreement or in any Operative Document were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects, provided, however, that if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified was, when originally made, and is, at the time such certificate is dated, true and correct in all respects.

               (iii) Each of the covenants required herein or in any Operative Document to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed, and each condition herein or in any Operative Document required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

          (k) The Securities shall be qualified for sale in such states designated pursuant to Section 4(c), each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

          (l) Prior to the Closing Date, the Securities shall be eligible for trading through PORTAL.

          (m) The Company shall have furnished to the Initial Purchaser such certificates, in addition to those specifically mentioned herein, as the Initial Purchaser may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Preliminary Offering Memoranda and the Offering Memorandum, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Initial Purchaser; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Securities and the creation and perfection of the lien in the Direct Collateral contemplated by the Pledge Agreement shall be in form and substance reasonably satisfactory to the Initial Purchaser and to counsel.

          (n) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of its subsidiaries.

          (o) In the event that the Initial Purchaser exercises the Option and the Option Closing Date is not also the Closing Date, the representations and warranties of the Company contained herein or in any Operative Document shall be true and correct in all material respects at the Option Closing Date, as if made at the Option Closing Date, provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects; the conditions set forth in this Section 5 shall be satisfied as of the Option Closing Date, and, at the Option Closing Date, the Initial Purchaser shall have received:

               (i) A certificate, dated the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificates delivered at the Closing Date pursuant to subsections (j) and (m) (if any) of this Section 5 remain true and correct as of the Option Closing Date.

               (ii) An opinion relating to the Option Securities dated the Option Closing Date (i) of Smith, Gambrell & Russell, counsel to the Company substantially in the form set forth in Exhibit B hereto, (ii) of Richard P. Magurno, Esq., Senior Vice President and General Counsel to the Company, substantially in the form set forth in Exhibit C.

               (iii) An opinion of Hughes Hubbard & Reed, counsel for the Initial Purchaser, dated the Option Closing Date, relating to the Option Securities and otherwise substantially in the same form and substance as the opinion delivered pursuant to Section 5(h).

               (iv) A letter from the Accountants, dated the Option Closing Date and satisfactory in form and substance to the Initial Purchaser, substantially the same in form and substance as the letter furnished to the Initial Purchaser pursuant to

     Section 5(i) hereof, except that the "specified date" in the letter furnished pursuant to this subsection (p) (v) shall be a date not more than three days prior to the Option Closing Date.

          (p) The Operative Documents shall have been duly executed and delivered by the parties, shall be in full force and effect and each shall be in form and substance satisfactory to the Initial Purchaser.

          (q) At or before the Closing Date (i) evidence (including without limitation, the results of lien searches and security interest termination documents) reasonably satisfactory to the Initial Purchaser of the absence of any liens other than Permitted Liens (as defined in the Pledge Agreement) on any of the Collateral shall have been furnished to the Initial Purchaser, and (ii) such evidence of the completion of all recordings and filings of the Pledge Agreement, and of the execution, delivery, recording and/or filing of such other documents, as may be necessary or, in the reasonable opinion of the Initial Purchaser, desirable to create or perfect the liens created, or purported or intended to be created, by the Pledge Agreement shall have been furnished to the Initial Purchaser.

          (r) At or before the Closing Date, the Company shall have received confirmation from the FAA of the transfer of the Acquired Slots to the Slot Trustee and of the license-back to the Company pursuant to the Slot Trust Agreement, the Deed of Conveyance and the Master Sub-License Agreement.

          (s) Certificates evidencing the Pledged Stock, accompanied in each case by undated stock powers duly executed in blank, unconditionally and without qualification, shall have been delivered, or caused to be delivered, by the Company to the Collateral Agent to be held in accordance with the terms of the Pledge Agreement.

          (t) On or before the Closing Date, the Original Appraisals described in the Offering Memorandum (the "Original Appraisals") shall have been fully completed, executed and delivered, by Simet, Helliesen & Eichner, Inc. The Original Appraisals shall specify an indicated fair market value (defined in the manner set forth in the Offering Memorandum) for the Acquired Slots, the Ground Equipment, the LAX Hangar Lease and the Material Subsidiary Facilities Leases of not less than the respective expected amounts set forth in the Offering Memorandum, otherwise shall conform in all material respects to the description thereof set forth in the Offering Memorandum, and otherwise shall be in form and substance reasonably satisfactory to the Initial Purchaser.

          (u) On the Closing Date, the Company shall have delivered or cause to have been delivered to the Initial Purchaser original executed copies of all certificates, opinions and other documents required to be delivered or caused to be delivered by it under the Operative Documents in connection with the initial issuance of the Securities.

          If any of the conditions specified in this Section 5 shall not have been fulfilled on or before the Closing Date, this Agreement and all of the Initial Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser at its sole discretion. Any such cancellation will be without liability to the Initial Purchaser, and the Initial Purchaser's obligations and the obligations of the Company pursuant to Section 4 and 6 hereof shall nevertheless survive and continue thereafter. Notice of such cancellation shall be given to the Company in writing or by telephone, telex or facsimile transmission confirmed in writing.

          6.  Indemnification.
              ----------------

          (a) The Company will indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages joint or several (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding or any claim asserted), as and when incurred, to which the Initial Purchaser, or any such person, may become subject under the Securities Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memoranda, the Offering Memorandum or any amendment or supplement thereto or (ii) the omission or alleged omission to state in any of such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Securities or the transactions contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that such loss, claim, liability , expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct); and provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any person by the Initial Purchaser and is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for inclusion in the Preliminary Offering Memoranda or the Offering Memorandum. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) The Initial Purchaser will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering

Memoranda or the Offering Memorandum. This indemnity will be in addition to any liability that the Initial Purchaser might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 6(a) and 6(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to Section 6(a) and by the Company, in the case of parties indemnified pursuant to Section 6(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Initial Purchaser, as the case may be, or insufficient, the Company and the Initial Purchaser, as the case may be, will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Initial Purchaser, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, and directors of the Company, who also may be liable for contribution) to which the Company and the Initial Purchaser may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and sales commissions received by the Initial Purchaser in the purchase of the Securities from the Company and the resale thereof by the Initial Purchaser, in each case as set forth in the Offering Memorandum. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Initial Purchaser shall not be required to contribute any amount in excess of the discounts and sales commissions received by it in the purchase of the Securities from the Company and the resale by it of the Securities, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this
Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

          (e) The indemnity and contribution agreements contained in this
Section 6 and the agreements, representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation (or any statements as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

          7.  Termination.
              ------------

          The obligations of the Initial Purchaser under this Agreement may be terminated at any time on or prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, if, prior to delivery and payment for the Securities, in the sole judgment of the Initial Purchaser, (i) there has been, since the respective dates as of which information is given in the Preliminary Offering Memoranda and Offering Memorandum, any material adverse change in the Company's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD or an exchange that lists such securities, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis shall have occurred the effect of which is such as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to market the Securities or proceed with the completion of the offering or sale of and payment for the Securities on the terms and in the manner contemplated by the Offering Memorandum.

          8.  Representations, Warranties and Covenants of the Initial
              --------------------------------------------------------
              Purchaser.
              ----------

          (a) The Initial Purchaser has advised the Company that it proposes to offer the Securities for resale upon the terms and conditions set forth in this Agreement. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act and (ii) will solicit offers for the Securities only from, and will offer the Securities only (x) to persons who it reasonably believes are Qualified Institutional Buyers in transactions meeting the requirements of Rule 144A, (y) to a limited number of persons reasonably believed by the Initial Purchaser to be Institutional Accredited Investors, or (z) outside the United States to certain persons in reliance on Regulation S under the Securities Act, as more fully set forth in the case of clauses (x) and (z) in Section 8(b) below.

               (b) The Initial Purchaser further represents and warrants to, and agrees with, the Company that:

               (i) The Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act; that it has offered and sold the Securities, and will offer and sell the Securities,
     (x) as part of their distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 under the Securities Act or Rule 144A or to a limited number of Institutional Accredited Investors in accordance with subsection (ii) and accordingly, neither the Initial Purchaser nor its affiliates, nor any persons acting on its behalf, have engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Securities, and the Initial Purchaser, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A or a sale to an Institutional Accredited Investor in accordance with subsection (ii), the Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases the Securities from the Initial Purchaser during the restricted period a confirmation or notice substantially to the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
          (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this paragraph have the meanings given to them by Regulation S;

               (ii) The Initial Purchaser has offered, or may offer and sell, Securities to institutions, each of which is reasonably believed by the Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act; provided that each such Institutional Accredited Investor executes and delivers to the Initial Purchaser and the Company, prior to the consummation of any sale of Securities to such Institutional Accredited Investor, an Initial Purchaser's Letter in substantially the form attached as Exhibit A to the Offering Memorandum (an "Initial Purchaser's Letter");

               (iii) The Initial Purchaser will not offer or sell the Securities purchased from the Company hereunder in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided, however, that such limitation shall not preclude the Initial Purchaser from placing any tombstone announcement with respect to the resale by the Initial Purchaser of the Securities, provided that such announcement is not prohibited by Regulation S;

               (iv) With respect to resales made in reliance on Rule 144A, other than through PORTAL, of any of the Securities purchased from the Company hereunder, the Initial Purchaser will deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A; and

               (v) The Initial Purchaser (i) has not offered or sold, and will not offer or sell in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell notes, shares or warrants, whether as a principal or agent, or in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if the person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (c) The Initial Purchaser warrants and agrees that it has not entered, and will not enter, into any contractual arrangement with respect to the distribution of the Securities except with its affiliates or with the prior written consent of the Company.

          9.  Miscellaneous.
              --------------

               Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One City Centre, 515 N. Sixth Street, St. Louis, Missouri 63101, Attention: General Counsel; fax no. (314) 589-3267 or (b) if to the Initial Purchaser, care of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department; fax no. 212-713-1054. Any such notice shall be effective only upon receipt. Any notice under Section 6 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

          This Agreement has been and is made solely for the benefit of the Initial Purchaser and the Company and of the controlling persons, directors, officers, employees and agents referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from the Initial Purchaser.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

          This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Company and the Initial Purchaser each hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Initial Purchaser and the Company.

          Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchaser.

                                    Very truly yours,
                                    TRANS WORLD AIRLINES, INC.


                                    By: M. J. Palumbo
                                       ----------------------------------------
                                        Title: Senior Vice President
                                               and Chief Financial Officer

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED


By: Joseph M. Cerulli
   ------------------------------
    Title: First Vice President

                                   Exhibit A

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE CORPORATION'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN

EACH OF THE FOREGOING CASES, TO REQUIRE A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THESE SECURITIES IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                                       33